Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-47407, 33-48500, 33-48501, 333-64643
and 33-67288) of United Retail Group, Inc. and Subsidiaries (the "Company") of our report dated February 12, 2000, relating to the financial statements, which appears in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" which appears in the Annual Report to Stockholders.



/s/ Pricewaterhousecoopers LLP
PRICEWATERHOUSECOOPERS LLP


New York, New York
April 21, 2000